                                                                Exhibit 24

POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

I appoint each of Eugene A. Gargaro, Jr., John R. Leekley,

and Barry J. Silverman, signing singly, my attorney-in-fact

to:

(1) execute and file with the Securities and Exchange

Commission on my behalf Forms 3, 4 or 5 as required

by Section 16(a) of the Securities Exchange Act of

1934 and the rules thereunder, and any amendments

thereto; and

(2) do anything in connection with the foregoing which

such attorney-in-fact may deem legally required by me or

in my best interest.

I grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever

requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I could do if personally present,

with full power of substitution, hereby ratifying and

confirming all that such attorney-in-fact shall lawfully

do or cause to be done by virtue of this Power of Attorney

and the rights and powers herein granted.

I acknowledge that this Power of Attorney is granted by me

individually and as a Director, Trustee or Co-Trustee of

any charitable organization, foundation or trust holding

shares of Masco Corporation and which is subject to the

reporting requirements of Section 16(a) of the Securities

Exchange Act of 1934.

I acknowledge that the foregoing attorneys-in-fact, in

serving in such capacity at my request, are not assuming,

nor is Masco Corporation assuming, any of my

responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney supersedes any Power of Attorney

executed by me, which is hereby revoked.  This Power of

Attorney shall remain in effect until I am no longer

required to file Forms 3, 4, and 5 with respect to my

holdings of and transactions in securities issued by

Masco Corporation, unless earlier revoked in writing by me.

This Power of Attorney is executed on June 13, 2007.

/s/Donald J. DeMarie, Jr.